Tracking ID: UResarchPK-060315

LEASE AGREEMENT

LANDLORD:	UNIVERSITY RESEARCH PARK, INCORPORATED

TENANT:	CELLULAR DYNAMICS INTERNATIONAL, INC.

LEASED	515/525 Science Drive, Suites 100 and 200

PREMISES:	Storage Room 6 and 3 Madison, Wisconsin 53711

DATE:	[see signature page of Lease]

UNIVERSITY SCIENCE CENTER
LEASE AGREEMENT

This Lease is made by and between University Research Park, Incorporated, a Wisconsin non-stock corporation (hereinafter referred to as “Landlord”), and Cellular Dynamics International, Inc., a Wisconsin corporation (hereinafter referred to as “Tenant”), as of the date of execution by Landlord as set forth on the signature page hereof.
WITNESSETH:
IT IS HEREBY AGREED, by and between the parties hereto, in consideration of the covenants and agreements set forth in this Lease, as follows:
1. PREMISES AND TERM
1.1.    Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord on the terms and provisions and subject to the conditions hereinafter set forth in this Lease, the following described premises:
Space in a building located at 515/525 Science Drive, Suites 100 and 200, consisting of approximately 7,998 usable square feet of space, and including Storage Rooms 6 and 3 identified below, Madison, Dane County, Wisconsin, (herein referred to as the “Leased Premises”) and all necessary common areas situated upon the property described in Exhibit A attached hereto (the Property described in Exhibit A is referred to herein as the “Landlord’s Property”). The location of the Leased Premises on the Landlord’s Property is indicated on the map attached hereto as Exhibit B-1, and the floor plan attached hereto as Exhibit B-2. The Leased Premises includes use of non-contiguous storage space at 515/525 Science Drive, identified on the attached Exhibit B-2 as “Storage 6 and 3."
1.2.    Term of Lease. The Term of this Lease (“the Term”) shall begin on the date of substantial completion of the additional improvements described in Section 1.5 below (“the Commencement Date”). Landlord and Tenant shall mutually prepare and execute a memorandum that evidences the Commencement Date. The Term shall end at midnight on April 30, 2011.
1.3.    Option to Extend. Tenant is hereby granted two (2) options to extend the Term of this Lease, the first option to extend the Term of this Lease is for three (3) years and the second option to extend the Term of this Lease is for two (2) years. If the first option is exercised by the Tenant, the first extended Term shall begin upon the expiration of the original Term of this Lease; and all terms, covenants and provisions of this Lease shall apply to each of the extended terms with the exception that in the second extended Term Tenant shall not have any further option to extend. If Tenant elects to exercise one or more of the options to extend, provided this Lease is in full force and effect and Tenant has performed all of the terms, covenants and provisions hereof on Tenant’s part to be performed, Tenant shall do so only by giving Landlord notice in writing of its intention to do so not later than twelve (12) months prior to the expiration of the original Term or the then current extended Term as applicable. If Tenant does not exercise the first option, the second option expires. If at any time during the Term of the Lease, Tenant vacates the Leased Premises or ceases operating Tenant’s business in the Leased Premises, Tenant forfeits its Option to Extend the Term of this Lease under any option stated herein or provided by any future amendment to this Agreement.
1.4.    Security Deposit. Tenant shall pay to Landlord upon execution of this Lease the sum of Ten Thousand Four Hundred Ninety-Seven and 38/100 Dollars ($10,497.38) as security for the performance of the obligations hereof by Tenant, payable in the form of cash or equivalent. This shall be returned to Tenant within thirty (30) days following the termination of this Lease, provided Tenant has fulfilled all of its obligations herein.
1.5.    Condition of Improvements. Prior to the Commencement Date, Landlord shall undertake and complete those certain improvements to the Leased Premises that are listed on Exhibit B-2 (the “Landlord Improvements”). Landlord shall provide a one-time allowance of Fifteen Dollars ($15.00) per usable square foot for a total allowance of $119,970.00 for completion of the Landlord Improvements. If the cost of the Landlord Improvements exceed $119,970.00, Landlord agrees to pay up to an additional $160,000 for those excess costs. If Landlord pays for any additional costs for Landlord Improvements in excess of $119,970.00, then base rent under Section 2.1 shall be increased by $0.03 for every one thousand ($1,000.00) (or portion of such increment) of such additional costs. Any such increase in base rent shall be effective as of the Commencement Date and shall be evidenced by an amendment to this Lease executed by Landlord and Tenant. There shall be no decrease in base rent in the event the cost of construction in accordance with Exhibit B-2 is less than $119,970.00. All Landlord Improvements shall be completed by Landlord in a first class manner, using skilled contractors and new, high-quality materials. Upon completion of the Landlord Improvements described in this Section 1.5, and Tenant’s acceptance of the same, Tenant shall take possession of the Leased Premises in its then “As Is” condition.
1.6.    Expansion of the Leased Premises. Provided this Lease is in full force and effect and Tenant has performed all of the terms, covenants and provisions hereof on Tenant’s part to be performed, Tenant shall have the following rights to expand the Leased Premises, subject to all of the terms and provisions of this Lease, except as expressly provided for under this Section. Such expanded area shall be referred to as the Expansion Space.
(a)    Option to Expand. On or before January 1, 2007, Tenant shall have the option to lease additional space located at 515/525 Science Drive, Suite 210, consisting of approximately 4,283 usable square feet of space, and including Storage Room 8, a certain noncontiguous storage space located at 515/525 Science Drive. Tenant shall exercise this option by written notice to Landlord on or before January 1, 2007. Landlord shall deliver possession of such space as soon as reasonably practicable after receipt of such notice from Tenant. Landlord shall deliver the additional leased space to Tenant in “AS IS” condition. From and after the date upon which Landlord delivers possession of Suite 210 and Storage

Room 8 to Tenant, the base rent payable by Tenant under this Lease shall be equal to $17.50 per usable square foot plus any additional rent as described under Section 2.2. Such base rent shall thereafter be subject to adjustment in the same manner as the originally stated Base Rent hereunder during the original Term and any extensions thereof. Notwithstanding the fact that the base rent of Suite 210 will be $17.50 per usable square foot, as adjusted, the base rent for the original Leased Premises shall remain as provided for in the base rent chart in Section 2.1.
(b)    Right of First Refusal. If Landlord decides to lease or re-lease space located at 515/525 Science Drive, specifically (i) space commonly known as Suite 205, (ii) space commonly known as Suite 215, upon expiration of the current lease for Suite 215 in February of 2009, and/or (iii) space commonly known as Suite 110, upon expiration of the current lease for Suite 110 in June of 2008, then, in each instance, prior to offering to lease to any third party, Landlord shall first deliver written notice to Tenant offering such space to Tenant in writing on the economic terms Landlord intends to offer the third party or parties, and Tenant shall have the right to accept such terms by delivery of written notice of acceptance to Landlord received by Landlord within thirty (30) business days after delivery by Landlord of Landlord’s written offer. If Tenant fails to exercise its right to lease such space on such economic terms, then Landlord shall have the right to lease such space to such third party or parties on substantially the same economic terms specified in the notice to Tenant, and Tenant’s rights under this paragraph shall cease for the period covered by such third-party lease (as the same is, by its terms, extended or renewed). If Tenant exercises its right to lease such space on such economic terms, the base rent established therein shall thereafter be subject to adjustment in the same manner as the originally stated Base Rent under this Lease during the original Term and any extensions thereof.
(c)    Supplemental Memorandum. The parties shall execute a supplemental memorandum setting forth the date of inclusion of any Expansion Space within the Leased Premises, the increase in Base Rent and other modifications to the terms of this Lease resulting from the inclusion of any Expansion Space within the Leased Premises.
2. RENT
2.1.    Base Rent. Tenant shall pay to Landlord at its office in Madison, Wisconsin, or such other place as Landlord may designate in writing, and without any deduction or offset whatsoever, as base rent, the following amounts in advance on or before the first day of each calendar month during the Term indicated:

Term	Rent per Square Foot*	Annual Amount	Monthly Amount
May 1, 2006 — April 30, 2007	$15.75	$125,968.50	$10,497.38
May 1, 2007 — April 30, 2008	$16.22	$129,727.56	$10,810.63
May 1, 2008 — April 30, 2009	$16.71	$133,646.58	$11,137.22
May 1, 2009 — April 30, 2010	$17.21	$137,645.58	$11,470.47
May 1, 2010 — April 30, 2011	$17.73	$141,804.54	$11,817.05
*The base rent listed above increases by three (3%) percent annually during the initial and any extended terms. The first such increase shall take place on May 1, 2007 and annually thereafter.
If the Term of this Lease does not commence on the first day of a calendar month, the base rent for such fractional month shall be computed pro rata on the basis of thirty (30) days per month and paid to Landlord on the first day of the next succeeding calendar month along with the rent for such succeeding month.
2.2.    Additional Rent. In addition to base rent, Tenant shall pay as part of the consideration for this Lease all “additional rent” provided for in this Lease. Except as otherwise provided in this Lease, additional rent shall be payable upon Landlord’s demand. Additional rent includes but is not limited to, Tenant’s Proportionate Share of (i) real estate taxes and assessments levied on Landlord’s Property, (ii) Common Area charges, (iii) insurance charges, and (iv) utility charges due with respect to Landlord’s Property. Tenant’s Proportionate Share is not calculated in the same manner for each item of additional rent. Tenant’s Proportionate Share for each item of additional rent will be calculated in the manner provided in this Lease for that item of additional rent. Landlord estimates in the initial year of this Lease that additional rent due and payable under this Lease by Tenant for Tenant’s Proportionate Share of real estate taxes, Common Area charges, and Tenant’s Proportionate Share of Landlord’s insurance shall be approximately $4.70 per usable square foot for these items for Landlord’s Property. Landlord estimates in the initial year of this Lease that additional rent due and payable under this Lease for utilities at 515/525 Science Drive shall be $3.30 per usable square foot, as calculated under Section 4.2. Landlord reserves the right to deviate from the estimates so that the amounts due as additional rent for the Leased Premises are consistent with the amounts due as additional rent as determined by the more detailed provisions pertaining thereto within this Lease. Consistent with the forgoing, Tenant agrees to pay those amounts, if any, in excess of the estimates set forth above.
2.3.    Past Due Rent If Tenant shall fail to pay any base rent or additional rent within ten (10) days after the date when due, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of ten percent (10%) per annum or the prime interest rate then charged by the U.S. Bank National Association or its successors or assigns, whichever is greater.

2.4.    Real Estate Taxes. Landlord shall pay all general taxes on Landlord’s Property, including all general real estate taxes, personal property taxes on Landlord’s personal property located at Landlord’s Property and installments for special assessments arising during the Term of the Lease. Tenant agrees to reimburse Landlord for Tenant’s Proportionate Share of such taxes and assessments.
Tenant’s obligation for each tax described in this section shall be further prorated for the first year of this Lease between Landlord and Tenant as of the Commencement Date. Tenant’s obligation for each tax described in this section shall be further prorated for the last year of the Term as of the last day of the Term.
Tenant shall, upon notice from Landlord, pay in escrow to Landlord one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated annual real estate taxes, personal property taxes and installments for special assessments for Landlord’s Property on the first day of each month after such request, provided, however, that if the sum of such installments shall be less than the total amount of Tenant’s Proportionate Share of such taxes, Tenant shall pay such deficiency at least ten (10) days in advance of the due date of such taxes, taking into account any installment payment arrangements offered by the taxing authority without the imposition of any finance charge, penalty or other cost. Tenant’s escrow payment shall be applied by Landlord to the payment of the taxes on the Landlord’s Property. At the termination of this Lease, Tenant shall promptly pay Landlord for Tenant’s Proportionate Share of the estimated taxes based upon that portion of the termination year this Lease is in effect. Such estimate shall be based upon the taxes for the preceding year. Any payment by Tenant in excess of Tenant’s Proportionate Share of taxes for any tax year shall be refunded to Tenant as soon as reasonably practicable.
For the purpose of this Section 2.4, Tenant’s Proportionate Share shall be calculated by dividing the usable square footage of the Leased Premises by the usable square footage of all buildings located from time to time on Landlord’s Property.
3. INSTALLATIONS, REPAIRS AND
MAINTENANCE OF LEASED PREMISES
3.1.    Maintenance by Tenant. Tenant shall at all times keep the Leased Premises and all partitions, doors, fixtures, equipment and appurtenances thereof (including but not limited to electrical, lighting, HVAC, and plumbing equipment, lines and fixtures servicing only the Leased Premises) in good order, condition and repair, including periodic painting as determined by Landlord, reasonable wear and tear excepted. If Tenant refuses or neglects to repair property as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay Landlord’s costs for making such repairs plus twenty (20%) percent for overhead, upon presentation of bill therefore, as additional rent. When used in this paragraph, the term “repairs” shall include replacements and renewals when necessary and all such repairs shall be equal in quality and class of work as in existence at the time Tenant’s occupancy of the Leased Premises commenced. The total charge for replacements shall be paid by Landlord. Thereafter, the cost of the replacement will be amortized over twenty (20) years and Tenant will pay, as Additional Rent, 1/240 of the cost of the replacement each month from the date of the replacement until the end of the Term (including extension terms).
3.2.    Maintenance by Landlord. Landlord shall keep foundations, exterior walls, roof and all other structural members, both interior and exterior of the Leased Premises and all Common Areas including, shared use equipment and any electrical, HVAC, and plumbing lines and equipment not exclusively servicing the Leased Premises (all of which shall be considered as part of the common areas) in good repair and shall have access to the Leased Premises for such purpose, but Landlord shall not be required to make any such repairs which become necessary or desirable by reason of the negligence of Tenant, its agents, servants, employees or customers. Landlord shall also keep and maintain heating, ventilating and air conditioning lines and equipment. Landlord shall enter into service contracts on all heating, ventilating and air conditioning units, including but not limited to changing filters, checking belts and oiling of units. Tenant shall pay its pro rata share of the cost of such contracts as a common area charge pursuant to Section 5.5.
3.3.    Exterior Signs. All exterior signs to be installed by Tenant shall be approved in advance in writing by the Design Review Board appointed by the Board of Regents of the University of Wisconsin System. All signs to be installed by Landlord shall be approved in advance in writing by the Design Review Board.
Tenant shall remove all signs installed by Tenant at the termination of this Lease. Such installations and removals shall be made in such a manner as to avoid injury, defacement or any other damages to the buildings and improvements. The cost of repairing any damage to the building caused by the installation, removal, or maintenance of the sign shall be borne by the Tenant.
The cost of all signs, other than those furnished by Landlord, including the installation, maintenance, and removal thereof, shall be the responsibility of the Tenant.
3.4.    Alterations, Changes and Installations by Tenant. Tenant shall not make or cause to be made any alterations, additions or improvements to the Leased Premises, or cause to be installed any fixtures, interior or exterior lighting, plumbing equipment or mechanical equipment within the Leased Premises or any Common Areas, without the prior written consent of Landlord.
3.5.    Fixtures and Equipment. Subject to Section 3.4, Tenant may, at its own expense, furnish and install such business and trade fixtures in and on the Leased Premises as may be necessary or desirable for Tenant’s business. Upon expiration of this Lease, Tenant may remove such business and trade fixtures provided that Tenant shall promptly repair any damage caused by their removal. Landlord and Tenant acknowledge that all business and trade fixtures currently located within the Leased Premises are the property of the Landlord.

Tenant may, at its own expense, install equipment within the Leased Premises and such equipment shall remain the property of Tenant and shall be removed by Tenant upon the termination of this Lease.
3.6    Liens and Obligations. Tenant agrees not to create or to permit others to create any lien or obligations against Landlord or the Leased Premises in making alterations, repairs or in installing materials, fixtures or equipment. If a lien or obligation is claimed against Landlord or the Leased Premises, Tenant shall either (a) provide Landlord with a bond in the amount of that claim, or (b) cause that claim to be released. Tenant further agrees to hold Landlord harmless from all claims and demands by any third party in any manner connected with such alterations, repairs or installations or with Tenant’s occupancy for such purpose. Tenant shall comply with all laws and all directions, rules and regulations of all governmental regulatory bodies or officials having jurisdiction over such alterations, repairs or installations, except that Tenant shall not be required to comply with any laws, regulations or orders by governmental authority necessitating structural alterations, changes, repairs or additions, unless made necessary by the act or work performed by Tenant, in which case Tenant shall so comply, at its own expense, after first procuring the written consent of Landlord.
4. CONDUCT OF BUSINESS
4.1.    Business Use. It is understood and agreed that the Leased Premises shall be used and occupied by Tenant as a general office and laboratory and in particular for Patch Clamping, Cell Engineering and Stem Cell Research. Tenant shall not use the Leased Premises for any use not identified as a permitted use by any zoning ordinance or other governmental regulation relating to the Leased Premises or approved as a conditional use by the governmental bodies having zoning authority. No use shall be permitted, or acts done, which will cause a cancellation of any insurance policy covering the Leased Premises. Tenant shall not sell, permit to be kept, used or sold in or about the Leased Premises any article which may be prohibited by the standard form of fire insurance policy. In the event Tenant’s use of the Leased Premises results in an increase in the cost of any insurance relating to the Landlord’s Property, Tenant shall pay such additional cost to Landlord upon demand. Tenant shall comply with all applicable laws, ordinances, regulations and/or deed and plat restrictions affecting the use and occupancy of the Leased Premises. Tenant shall not commit, or permit to be committed, any waste or nuisance on the Leased Premises. URP understands that Tenant intends to use the Leased Premises for, among other activities, conducting patch clamping studies of cells in an apparatus which is very sensitive to vibration. Landlord will make a good faith effort to protect the quiet enjoyment of the Leased Premises for the Tenant by carefully selecting Occupants of leased space appurtenant to Tenant.
4.2.    Utility Charges. Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas, sewer, electricity or any other utility used or consumed in the Leased Premises, including supplemental heating. In the event utilities are not separately metered, Tenant shall pay Tenant’s Proportionate Share of utility costs for the building in which the Leased Premises are located. For purpose of this Section 4.2, Tenant’s Proportionate Share shall be calculated by dividing the usable square footage of the Leased Premises by the usable square footage of the building in which the Leased Premises is located or another appropriate allocation method which fairly allocates utility costs between tenants in the building based on differing usage. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Leased Premises.
4.3.    Taxes on Leasehold. Tenant shall be responsible for and shall pay before delinquency all municipal, county, state, or other taxes assessed during the Term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about Leased Premises by Tenant.
4.4.    Assignment or Subletting. Tenant agrees not to sell, assign, mortgage, pledge or in any manner transfer this Lease or any estate or interest thereunder and not to sublet the Leased Premises or any part or parts thereof without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld. Tenant may sublet to any company involving technology from the University of Wisconsin-Madison and Dr. James Thomson without the consent of the Landlord. Consent by Landlord to one assignment of this Lease or to one licensing or subletting of the Leased Premises shall not be a waiver of Landlord’s rights hereunder as to subsequent assignment or subletting. Landlord’s consent to the assignment or subletting of the Leased Premises shall not excuse Tenant’s covenant to pay rent under this Lease absent written provisions within any assignment or sublease to the contrary. Landlord’s rights to assign this Lease are and shall remain unqualified.
4.5.    Rules and Regulations. The rules and regulations appended to this Lease as Exhibit C are hereby made a part of this Lease. The rules and regulations adopted by the Landlord shall be in writing and provided to Tenant in order to be effective. Tenant agrees to comply with and observe the rules and regulations. Tenant’s failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement said rules and regulations and to adopt and promulgate additional rules and regulations applicable to Leased Premises, and the property described in Exhibit A, provided that such additional rules and regulations do not unreasonably interfere with Tenant’s use and enjoyment of the Leased Premises. Any such additional rules and regulations, and amendments and supplements, if any, shall be given to Tenant in writing, and Tenant agrees thereupon to comply with and observe all such rules and regulations and amendments thereto and supplements thereof.
4.6.    Surrender. On the last day of the Term of this Lease, including any option term, or upon the sooner termination thereof, Tenant shall peaceably and quietly surrender the Leased Premises and all improvements thereon in the same condition as at the commencement of this Lease, in good order, condition and repair, fire and other unavoidable casualty, and reasonable wear and tear excepted. All alterations, additions and improvements (other than Tenant’s business and trade fixtures) which may be made or installed by either Landlord or Tenant upon the Leased Premises. Common Areas shall remain the property of Landlord and shall remain upon and be surrendered, without disturbance, molestation or injury at the termination of the Term of this Lease, whether by the elapse of time or otherwise, all without compensation or credit to Tenant. On or before the last day of the Term, Tenant shall remove all equipment and personal property from the Leased Premises and shall repair any damage occasioned by such removal. Any personal property not removed by Tenant shall be deemed abandoned and shall become the property of Landlord; provided, that the Landlord shall have the option to effect said removals and Tenant shall pay Landlord, on demand, the cost of removal thereof with interest at the rate of ten (10%) percent per annum from the date of such removal by Landlord, or the prime interest rate established by U.S. Bank National Association or its successors or assigns, whichever is higher.
The delivery to Landlord at the place then fixed for the payment of rent of the keys to the Leased Premises shall constitute surrender of the premises by Tenant and acceptance of the keys by Landlord shall constitute acceptance by Landlord of such surrender. Such acceptance by Landlord shall not constitute a waiver of any rights to recover damages under terms of this Lease. This method of surrender shall not be exclusive and shall be in addition to all other methods of surrender.
5. COMMON USE AREAS AND FACILITIES
5.1.    Common Area. As used herein, “Common Area” shall include all of that portion of the improvements on and all areas within the Landlord’s Property which are designed for common use and benefit, exclusive of space in buildings (or any further buildings) designed for rental to Tenants for commercial purposes of all tenants of the Leased Premises as the same may exist from time to time. Landlord reserves the right to change building perimeters, add additional buildings, drives, or other structures and to make other changes desired, provided only that reasonable access to, parking for and use of the Leased Premises is at all times provided and maintained. Landlord agrees to provide access from the Leased Premises to the University Research Park Data Network (“URPNet”). URPNet is a high-speed communications service, linking computers located at the University Research Park to the University of Wisconsin-Madison campus and national computer networks (the “Campus System”). URPNet is meant to encourage technology and information transfer between companies and the University of Wisconsin-Madison researchers, staff and students. URPNet consists of a fiber optic-based Ethernet serving portions of the University Research Park. Individual workstations are connected to URPNet using twisted-pair Ethernet compatible cabling. URPNet is connected to the Campus System Ethernet using bridges and high-speed DS-3 communications line operating at 100 mega bits per second, leased through the University of Wisconsin-Madison. Tenant’s use of URPNet is subject to acceptable use policies promulgated from time to time by Landlord. Landlord reserves the right to limit or deny any Tenant’s use of URPNet as a result of violations of promulgated acceptable use policies. Tenant’s use of the Campus resources and certain databases may be limited and may require negotiation of separate agreements between Tenant and the University of Wisconsin-Madison. Attached is a description of certain services that may be available to Tenant (Exhibit D).
5.2.    Use of Common Area. Landlord hereby grants to Tenant, its employees, agents, customers and invitees, the nonexclusive right during the Term of this Lease to use the Common Areas and all equipment and fixtures therein as the same may exist from time to time, such use to be in common with Landlord and all tenants of Landlord from time to time, its and their employees, agents, customers and invitees, except when the same are being repaired. Landlord reserves the right to assign priority use of conference and meeting rooms to specific occupants of the building. Tenant shall have the reasonable non-exclusive right to reserve and use all such conference and meeting rooms, without additional expense to Tenant. The use of equipment and fixtures located in Common Areas shall be subject to reasonable rules and regulations promulgated by Landlord from time to time. From time to time, Landlord may allow installation by Tenants of certain equipment or fixtures in Common Areas subject to the rules and regulations and only with the express written consent of Landlord. Such Tenant-owned equipment may or may not be available for general tenant use.
5.3.    Operation and Maintenance. The Common Area shall at all times be subject to the exclusive control and management of Landlord and Landlord shall manage, operate, repair and maintain the Common Area and its facilities in a clean, first-class, high quality manner. Landlord reserves the right to add and remove equipment and fixtures from the Common Areas in its sole discretion.
5.4.    Preventing Public Rights. If Landlord deems it necessary in order to prevent the acquisition of special rights, Landlord may from time to time close all or any portion of the Common Area or take such action as shall be reasonably appropriate for that purpose.
5.5.    Charge for Common Area and Facilities. During the Term of this Lease Tenant shall pay to Landlord, as additional rent, an annual charge which shall be Tenant’s Proportionate Share of the Landlord’s actual cost of operating, repairing, and maintaining the Common Area and other facilities which shall include, but shall not be limited to common conference rooms, kitchen areas, hallways and lobbies, driveways, parking areas, landscaped and vacant areas, area-ways, walks, curbs, corridors, gardens, sanitary and storm sewers, signs, public facilities such as washrooms, drinking fountains, toilets, the cost of operating, repairing, lighting, heating, air conditioning, cleaning, painting, removing of snow, ice and debris, policing and inspecting, insurance for hazards and other risks, maintenance including but not limited to such repair of paving, curbs, walkways, driveways, landscaping and drainage and lighting facilities as may be necessary from time to time to keep the same in good condition and repair, a reasonable allowance for the depreciation of maintenance equipment, a reasonable allowance for Landlord’s overhead costs in conjunction with the foregoing, and all costs and expenses other than those of a capital nature, but excluding legal fees recovered by Tenant from Landlord in any litigation relating to this Lease. Landlord reserves the right to charge separate and reasonable user fees for certain equipment and fixtures located in the Common Areas. Landlord shall provide Tenant with an itemized statement of Common Area costs and user fees.
5.6.    Formula For Proportionate Share. The annual charge for Common Area maintenance and facilities shall be computed on the basis of twelve (12) consecutive calendar months commencing and ending on dates designated by the Landlord and shall be paid, as additional rent, in advance in monthly installments on the first day of each calendar month in an amount estimated by Landlord. Within sixty (60) days after the end of each such twelve

(12) month period, Landlord shall determine and furnish to Tenant a computation of the actual amount of all Common Area expenses for such period. If Tenant’s Proportionate Share of said actual amounts are greater than the amount paid by the Tenant in the preceding twelve (12) months, Tenant shall pay the difference to Landlord. If Tenant’s Proportionate Share of said actual amounts is less than the amount paid by Tenant in the preceding twelve (12) months, Landlord shall pay the difference to Tenant or credit the difference against the rent due hereunder.
The Tenant’s Proportionate Share of the Landlord’s actual costs defined in this Article which are applicable to all tenants occupying space on Landlord’s Property shall be that portion which the net usable area in the Leased Premises bears to the total net usable area in the buildings located from time to time on the Landlord’s Property. If Landlord restricts use of certain Common Areas or equipment and fixtures within Common Areas to Tenant’s dwelling or buildings in which such Common Areas are located, the expenses of such Common Areas shall be allocated among tenants of that particular building or buildings, not all buildings on Landlord’s Property. In that case, Tenant’s Proportionate Share shall be that portion which the usable area in the Leased Premises bears to the total net usable area in the building or buildings to which the costs being allocated apply.
5.7.    Basis For Changes. Changes in any particular floor area occurring during any calendar month shall be effective on the first day of the next succeeding calendar month and the amounts of any floor area in effect for the whole of any year shall be the average of the total amounts in effect on the first day of each calendar month in such year.
6. INSURANCE
6.1.    Casualty Insurance. Landlord shall at all times during the Term of this Lease keep all improvements which are now or hereafter located on the Landlord’s Property insured against loss or damage by fire and the extended coverage hazards at full insurance value with loss payable to Landlord, Landlord’s mortgagee and such other parties as Landlord may designate, as their interests may appear.
Tenant agrees to reimburse Landlord for Tenant’s Proportionate Share of the cost of such insurance. Tenant’s Proportionate Share under this Section 6.1 shall he based upon its portion of the cost of improvements on the Landlord’s Property, as reasonably determined by Landlord, and upon that portion of the policy year during which this Lease is in effect. Tenant’s portion of the cost of the improvements on the Landlord’s Property shall he determined, as a percentage, by dividing the cost of the Leased Premises, including all equipment, and business and trade fixtures which are or become the property of Landlord under other provisions of this Lease, by the cost of all improvements on the Landlord’s Property. Each month Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of its Proportionate Share of the estimated annual casualty insurance premium. Upon Landlord’s receipt of any premium notice, Tenant shall upon demand make up any deficiency to the extent of its Proportionate Share of the estimated annual casualty insurance premium.

6.2.    Public Liability Insurance. Landlord shall at all times during the Term of this Lease keep in full force and effect a policy of public liability and property damage insurance with respect to the Landlord’s Property and all business operated thereon, with limits of public liability not less than One Million and No/100 ($1,000,000.00) Dollars for injury or death in any one occurrence, and property damage liability insurance in the amount of One Hundred Thousand and No/100 ($100,000.00) Dollars. The policies shall name Landlord, Tenant and Landlords mortgagees as co-insureds as their interests may appear. Upon written request by Tenant, Landlord shall provide the Tenant with evidence of such insurance, including identification of the Tenant as a co-insured. Landlord may from time to time during the Term of this Lease increase the above stated coverage in its discretion. Tenant shall reimburse Landlord for its Proportionate Share of the cost of such insurance in the same manner as provided in Section 6.1 regarding casualty insurance.
6.3.    Tenant’s Contents. Tenant shall be responsible for obtaining such insurance as it may deem advisable for all property located in the Leased Premises and in Common Areas. It is understood that the insurance carried by Landlord does not cover the risk of loss or damage to Tenant’s property. Tenant waives any claim against Landlord and shall save Landlord harmless from any claim for loss or damage to contents, merchandise, fixtures, equipment or work done by Tenant regardless of the cause of any such damage or loss.
6.4.    Increase in Fire Insurance. Tenant agrees that it will not keep or use, in or upon the Leased Premises any article which may be prohibited by the standard form fire insurance policy. If Tenant’s use or occupancy causes any increase in premiums for fire or casualty insurance on the Landlord’s Property, or the Leased Premises, or any part thereof, above the rate of the least hazardous type of occupancy legally permitted in the Leased Premises, Tenant shall pay the additional premium on such insurance. No part of such additional premium resulting from the use or occupancy of another tenant shall be charged to Tenant under Sections 6.1 and/or 6.2 of this Lease. The Tenant shall also pay in such event any additional premium on any rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire or other casualty. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.
6.5.    Hold Harmless. Landlord shall not be liable for any loss, injury, death, or damage to persons or property (a) which at any time may be suffered or sustained by Tenant or by any person whosoever may at any time be using, occupying, visiting or intending to visit the Leased Premises, or (b) which at any time may be suffered or sustained on Landlord’s Property by Tenant’s employees, agents, invitees or persons occupying, visiting, or intending to visit the Leased Premises, unless such loss, injury or death is caused by the Landlord’s negligence, and Tenant shall indemnify Landlord against all claims, liability, loss or damage whatsoever on account of any such loss, injury, death, or damage. Tenant shall indemnify Landlord against all claims, liability, loss or damage arising by reason of the negligence or misconduct of Tenant, its agents or employees. Tenant hereby waives all claims against Landlord for damages to the building and improvements that are now on or hereafter placed or built on the Landlords Property and to the property of Tenant in, on, or about the Landlord’s Property, and for injuries to persons or property in or about the Landlord’s Property, from any cause arising at any time. The preceding sentences shall not apply to loss, injury, death, or damage arising by reason of the negligence or misconduct of Landlord, its agents, or employees.
6.6.    Waiver of Subrogation. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other (or to anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any of the extended coverage or supplementary insurance contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the party or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only in respect to loss or damage occurring during such time as the releaser’s policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair or prejudice the right of the releaser to recover thereunder. Landlord and Tenant each agree that their policies will include such a clause or endorsement so long as the same is obtainable and if not obtainable, shall so advise the other in writing and such notice shall release both parties from the obligation to obtain such a clause or endorsement.
7. DESTRUCTION OF LEASED PREMISES
7.1.    Destruction of Leased Premises. If the Leased Premises is damaged or partially destroyed by fire or other casualty to the extent of less than one-quarter (1/4) of the then cost of replacement thereof above foundation, the same shall be repaired as quickly as is practicable, by Landlord, except that the obligation of Landlord to rebuild shall be limited to repairing or rebuilding of Landlord’s improvements. If the Leased Premises is so destroyed or damaged to the extent of one-quarter (1/4) or more of the then replacement cost thereof, then either Tenant or Landlord may by giving written notice of termination to the other, in which event this Lease shall be terminated as of the date of such notice.
7.2.    Rebuilding by Landlord. If Landlord shall undertake to restore or repair the building which includes the Leased Premises, it shall initiate and pursue the necessary work with all reasonable dispatch, in a manner consistent with sound construction methods. All such work will be undertaken and completed in a first-class manner using skilled contractors and new, high quality materials.
7.3.    Abatement of Rent Upon Destruction of Premises. If such damage or partial destruction renders the Leased Premises wholly untenantable, the base rent shall abate until the Leased Premises have been restored and rendered tenantable. If such damage or partial destruction renders the Leased Premises untenantable only in part, the base rent shall abate proportionately as to the portion of the Leased Premises rendered untenantable. Rent shall not abate under this section if the damage or destruction is caused by the negligence or misconduct of Tenant, its agents, employees, customers or invitees.

8. EFFECT OF CONDEMNATION
8.1.    Total Condemnation. In the event that the Leased Premises or such part of the Leased Premises as will render the remainder untenantable, shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of taking.
8.2.    Partial Condemnation. In the event of any other partial condemnation, Tenant shall have the option of terminating this Lease on the effective date of such condemnation by written notice to Landlord prior to such effective date, unless Landlord shall provide to Tenant within a reasonable time after such effective date reasonably comparable space to that taken.
8.3.    Landlord’s Damages. In the event of any condemnation or taking, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award. The Tenant hereby expressly waives any rights or claim to any part thereof.
8.4.    Tenant’s Damages. Although all damages in the event of any condemnation are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation, and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s property.
9. REMEDIES
9.1.    Events of Default by Tenant. Upon the failure by Tenant to pay rent when due, Landlord may terminate this Lease or Tenants right to use and occupy the Leased Premises by ten (10) days’ written notice to Tenant unless Tenant within such ten (10) days pays all rent due. Upon the happening of any one or more of the following events: (a) the levying of a writ of execution or attachment on or against the property of Tenant; (b) the taking of any action for the voluntary dissolution of Tenant; (c) the commencement of a mechanic’s lien foreclosure action against Tenant as a result of a mechanic’s lien or claim therefor against the land or Building of which the Leased Premises are a part; (d) the failure of Tenant to perform any other of the terms, provisions, and covenants of this Lease, Landlord may terminate this Lease or Tenant’s right to use and occupy the Leased Premises by thirty (30) days’ written notice to Tenant unless Tenant, within such thirty (30) day period, cures the specified default or, if the default is of a character which cannot be cured within thirty (30) days, the Tenant commences and diligently pursues the cure of such default within thirty (30) days.

9.2.    Re-Entry by Landlord. Upon such termination of the Lease or termination of Tenant’s right to use and occupy the Leased Premises as aforesaid, Landlord may reenter the Leased Premises.
9.3.    Right to Relet. Should Landlord elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises, and relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals upon such other terms and conditions as Landlord in its sole discretion may deem advisable upon each such reletting. All rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such alterations and repairs; third, to the payment of rent due and unpaid future rent as the same may become due and payable hereunder. If such rentals received from such reletting during the month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Landlord shall be construed as an election in its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time reenter or terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises and reasonable attorney’s fees. All which amounts shall be immediately due and payable from Tenant to Landlord.
9.4.    Parties May Remedy Defaults. In the event of any breach hereunder by either party, and in lieu of Landlord’s terminating this Lease as herein provided, Landlord or Tenant respectively may immediately or at any time thereafter, after having given the other party the requisite notice to correct the same and that time for such correction having elapsed, cure such breach for the account and at the expense of the other party. If Landlord or Tenant at any time, by reason of such breach, is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or incurs any expense, including reasonable attorney’s fees, in instituting or prosecuting any action or proceeding to enforce such party’s rights hereunder, the sum or sums so paid or incurred by such party, if paid or incurred by Landlord, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the payment of such respective sums, and if paid or incurred by Tenant, shall be due and payable by Landlord on demand with interest at the rate provided in Section 4.7 hereof. This option is given to the parties is intended for their protection and its existence shall not release the parties from the obligation to perform the terms and covenants herein provided to be performed by the respective parties or deprive Landlord of any legal rights which it may have by reason of any default of Tenant.

9.5.    Landlord’s Remedies: Liquidated Damages. In the event that at any time, whether before or after the commencement of the Term hereof, a bankruptcy petition shall be filed by Tenant or against Tenant and Tenant shall thereafter be adjudicated a bankrupt, or such petition shall be approved by the court, in any court or pursuant to any statute either of the United States or of any State, whether in bankruptcy, insolvency, for reorganization under Chapter XI or XM of the Bankruptcy Act or under any other provisions of the Bankruptcy Act, or under the provisions of any law of like impact, for the appointment of a receiver or trustee of Tenant or for the property of Tenant, or if Tenant shall make an assignment of Tenant’s property for the benefit of its creditors, or if proceedings are instituted in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of Tenant, then immediately upon the happening of any such event, and without any entry or other act by Landlord, this Lease and the term and estate hereby granted (whether or not the term shall therefore have commenced) shall expire, terminate and come to an end in the same manner and with the same force and effect as if the date of such occurrence were the date hereinbefore fixed for the expiration of the Term hereof. In the event of the termination of the Term hereof by the happening of any such event, Landlord shall forthwith upon such termination, and any other provisions of this Lease to the contrary notwithstanding, become entitled to recover as and for liquidated damages caused by such breach of the provisions of this Lease an amount equal to the difference between the then cash value of the rent reserved hereunder for the unexpired portion of the demised term and the then cash rental value of the Leased Premises for such unexpired portion of the Term hereby demised unless the statute which governs or shall govern the proceeding in which such damages are to be provided limits or shall be entitled to prove as and for liquidated damages an amount equal to that allowed by or under such statute. The provision of this paragraph shall be without prejudice to Landlord’s right to prove in full damages for rent accrued prior to the termination of this Lease but not paid. This provision of this Lease shall be without prejudice of any rights given Landlord by any pertinent statute to prove any amounts allowed thereby. In making such computation, the then cash rental value of the Leased Premises shall be deemed prima facie to be the rent realized upon any reletting, if such reletting can be accomplished by Landlord within a reasonable time after such a termination of this Lease.
9.6.    Expenses of Landlord. Upon the occurrence of an event of default, notwithstanding anything herein to the contrary and whether or not Landlord terminates this Lease, or if Landlord is the prevailing party in any action to enforce or adjudicate this Lease or determine the rights of the parties thereunder, Tenant shall promptly, upon request, reimburse Landlord for all costs and expenses reasonably incurred in enforcing this Lease, including reasonable attorneys’ fees.
9.7.    Waiver of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant’s being evicted or dispossessed for any cause, or in the event of Landlord’s obtaining possession of the Leased Premises, by reason for the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

9.8.    Defaults of Landlord. Should Landlord be in default under the terms of this Lease, Landlord shall cure such default within thirty (30) days after written notice of such default from Tenant, or in the event such default is of such a character as to require more than thirty (30) days to cure, Landlord shall use due diligence to cure such default.
9.9.    Rights Cumulative. All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by Law, and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.
10. MISCELLANEOUS
10.1.    Subordination. At Landlord’s option, this Lease shall be subordinated to any existing mortgages covering the Leased Premises, any extension or renewal thereof, or to any new mortgages which may be placed thereon from time to time, provided, however, anything to the contrary contained herein notwithstanding, every such mortgage shall contain a provision that the mortgagee shall recognize the validity of this Lease in the event of foreclosure of the Landlord’s interest so long as Tenant shall not be in default under the terms of this Lease. Tenant shall execute whatever instruments may be required to effect such subordination.
10.2.    Sale of Property. Landlord shall have the right at any time to sell, transfer or convey its interest in all or any portion(s) of Landlord’s Property, improvements and buildings of which the Leased Premises are a part to any person, firm or corporation whatsoever, and upon any such sale, transfer or conveyances, Landlord shall cease to be liable under any covenant, condition or obligation imposed upon it by this Lease, or any of the terms and provisions thereof; provided, however, that any such sale, transfer or conveyance shall be subject to this Lease and that all of the Landlord’s covenants and obligations contained herein shall be binding upon the subsequent owner or owners thereof; and provided further that such transferee from Landlord shall in writing assume the obligations of Landlord hereunder.
10.3.    Offset Statement. Within ten (10) days after request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the Leased Premises and/or all or any portion(s) of the Landlord’s Property by Landlord an offset statement shall be required by Tenant; Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.
10.4.    Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power or sale under any mortgage made by the Landlord covering the Leased Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

10.5.    Recording. Tenant shall not record this Lease without the written consent of Landlord; however, upon the request of either party hereto the other party shall join in the execution of memorandum or so called “short form” of this Lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises and the Term of this Lease and shall incorporate this Lease by reference.
10.6.    Excavations. In case any excavation shall be made for buildings or improvements or for any other purpose upon the land adjacent to or near the Leased Premises, Tenant will afford to Landlord, or the person or persons, firms or corporations causing or making such excavation, license to enter upon the Leased Premises for the purpose of doing such work as Landlord or such person or persons, firms or corporations shall deem to be necessary to preserve the walls or structures of the building from injury, and to protect the building by proper securing of foundations. Insofar as Landlord may have control over the same, all such work shall be done in a manner as will not materially interfere with the operation of Tenant’s business in the Leased Premises.
10.7.    Access to Premises. Tenant shall permit Landlord, its agents and employees, upon reasonable prior notice, to enter the Leased Premises at all reasonable times, for the purpose of making repairs, additions or alterations to the building in which the Leased Premises are located, or for the purpose of inspecting (including without limitation inspections for determining the compliance by any laboratory and animal operations with minimum health and safety requirements or standards) or for the purpose of posting notices of availability for rent without any rebate or abatement of rent and without any liability for any loss of occupation or quiet enjoyment of the Leased Premises. For purposes of this Section, the standards set forth in the Guide for the Care and Use of Laboratory Animals (which outlines the rules and regulations of the Animal Welfare Act and the Public Health Service Policy on Humane Care and Use of Laboratory Animals) shall constitute such minimum standards. In addition, upon the request of Landlord, Tenant will promptly, within three days of Landlord’s request, furnish to Landlord copies of all reports, filings and records required to be maintained by Tenant with respect to hazardous materials located or used in the Leased Premises, including all “Material Safety Data Sheets.” The exercise by Landlord of any of its rights under this provision shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Leased Premises.
10.8.    Quiet Enjoyment. If and so long as Tenant pays the rent reserved by this Lease and performs and observes all of the covenants and provisions hereof, Tenant shall quietly enjoy the Leased Premises, subject, however, to the terms of this Lease.
10.9.    Notices. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by certified mail to Tenant at the address of the Leased Premises, and to Landlord at its office or such other place as it may designate in writing, and either party may by like written notice at any time and from time to time designate a different address to which notices shall subsequently be sent. Notices given in accordance with these provisions shall be deemed received when mailed.

10.10.    Holding Over. In the event Tenant remains in possession of the Leased Premises after the expiration of this Lease and without the execution of a new Lease, it shall be deemed to be occupying said Leased Premises as a Tenant from month-to-month, subject to all conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Nothing in this section shall operate to preclude Landlord from removing Tenant from the Leased Premises upon the expiration of this Lease.
10.11.    Consents by Landlord. Whenever under this Lease provision is made for Tenant securing the written consent or approval of Landlord, such consent or approval will not be unreasonably withheld.
10.12.    Successors and Assigns. The terms, covenants and conditions hereof shall be binding upon and inure to the successors in interest and assigns of the parties hereto.
10.13.    Governmental Regulations. Tenant shall, at Tenant’s sole cost and expense, comply with all of the requirements of all city, county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to signs, installations, repairs and business operations in the Leased Premises and shall faithfully observe all statutes now in force or which may hereafter be in force. At any time during the Term of this Lease that Tenant is required to obtain a license from any local, state of federal regulatory body, for the use of hazardous materials, Tenant shall notify Landlord of the existence of such license and provide Landlord with a copy of such license. Upon termination of this Lease and prior to vacation of the Leased Premises, Tenant shall fully comply with all terms of such license and to the extent applicable, obtain a closure letter or similar written confirmation of compliance with all license terms and provide a copy of such letter or confirmation to Landlord.
10.14.    Certain Expenses of Landlord. Any out-of-pocket expenses reasonably incurred by Landlord for purposes of considering or acting upon any request for consent or waiver under, or modification of, any of the provisions of this Lease, including reasonable attorney’s fees, shall be promptly reimbursed by Tenant upon Landlord’s request.
10.15.    Force Majeure. In the event that either Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock outs, labor disputes, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not attributable to the negligence or fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the unavoidable delay and the period for the performance of any such act shall be extended for an equivalent period. Provided, however, that this provision shall not operate to excuse Tenant from the timely payment of rent and other payments required by the terms of this Lease.
10.16.    General. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant. No waiver of any default of Tenant or Landlord hereunder shall be implied from any omission by Landlord or Tenant any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers of any covenant, term or condition of this Lease by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or conditions. The consent or approval by Landlord to or of any act by Tenant requiring the Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant The invalidity or unenforceability of any provision hereof shall not affect or impair any provision. The plural sense where there is more than one tenant and to either corporations, associations, partnership or individuals, male or females, shall in all instances he assumed as though in each case fully expressed. The laws of the State of Wisconsin shall govern the validity, performance and enforcement of this Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and by Tenant. The headings contained herein are for convenience only and do not define, limit or construe the contents of the provisions hereof. All negotiations, representations and understandings between the parties are incorporated herein and may be modified or altered only by agreement in writing between the parties.
10.17    No Option. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.
10.18    Stem Cell Research. Notwithstanding any provision in this Lease to the contrary, if the State of Wisconsin enacts legislation (“Act”) making stem cell research illegal, then Tenant shall have the right to terminate this Lease by giving a one (1) year written notice of termination to Landlord (a “Termination Notice”). In such event this Lease shall terminate and have no further force or effect on the day that is one (1) year after the date Tenant delivers the Termination Notice to Landlord under this Section 10.18. In the event of such termination, Tenant shall pay to Landlord, an amount equal to the unamortized costs of improvements to the Leased Premises described under Section 1.5, consisting of the total allowance of $119,970.00 advanced by the Landlord to the Tenant plus any amount of the $160,000 made available by the Landlord to the Tenant Said costs and shall be amortized over the term of the Lease on a straight-line basis. Tenant may not deliver a Termination Notice to Landlord until after the effective day of the Act.
11. ATTACHMENTS
11.1.    Attachments. The following are attached hereto and made a part hereof with the same force and effect as if set forth in full herein:

(a)Exhibit A:    Legal Description of Landlord’s Property.
(b)Exhibit B-1:    Location of Leased Premises.
(c)Exhibit B-2:    Floor Plan.
(d)Exhibit C:        Rules and Regulations.
(e)Exhibit D:        Description of Network Services.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease and affixed their respective seals as of the day, month and year set forth below.

LANDLORD: UNIVERSITY RESEARCH PARK, INCORPORATED By: /s/ Mark D. Bugher Mark D. Bugher Assistant Secretary/Treasurer Date: 4/25/06	TENANT: CELLULAR DYNAMICS INTERNATIONAL, INC. By: /s/ Robert Palay Robert Palay, Chairman Date: 3/15/06

EXHIBIT A
LEGAL DESCRIPTION OF LANDLORD’S PROPERTY
PARCEL A: Lot One (1) of Certified Survey Map No. 5417 recorded in the Dane County Register of Deeds office in Volume 24 of Certified Survey Maps, pages 348 through 350, as Document No. 2057120, in the City of Madison, Dane County, Wisconsin.
PARCEL B: A parcel of land located in the Southeast 1/4 of the Northeast 1/4 of Section 30, Township 7 North, Range 9 East, in the City of Madison, Dane County, Wisconsin, to-wit: Commencing at the Northeast corner of said Section 30; thence South 89°14’52” West, 661.98 feet; thence South 00°23’00” East, 1,814.00 feet to the Southeast corner of Lot 1 of Certified Survey Map No. 5417, recorded in the Dane County Register of Deeds office in Volume 24 of Certified Survey Maps, pages 348 through 350, as Document No. 2057120; thence South 89°14’52” West, along the Southerly edge of said Lot 1, 313.50 feet to the point of beginning; thence South 44°16’04” West, 46.66 feet; thence North 45°43’56” West, 46.63 feet; thence North 89°14’52” East, 65.97 feet to the point of beginning.
PARCEL C: Lot 30, University Research Park University of Wisconsin-Madison First Addition, in the City of Madison, Dane County, Wisconsin.
PARCEL D: (Lot 1 of) Certified Survey Map No. 6569 recorded in the Dane County Register of Deeds office in Volume 32 of Certified Survey Maps, pages 147, 148 and 149, as Document No. 2207630, in the City of Madison, Dame County, Wisconsin.

EXHIBIT B-1
LOCATION OF LEASED PREMISES

EXHIBIT B-1

455
465
450
644
GREENWAY CORRIDOR
EY WAY
505
515
525
535
Lot 2
5.9a
LEASED PREMISES
635
545
565
575
555
585
SCIENCE DRIVE
Lot 3
8.7a
621
601-605
597
595
TOKAY BOULEVARD
N

EXHIBIT B-2
FLOOR PLAN

See Attached

EXHIBIT B-2

LAB
215
OFFICE
215
515
LAB
205
OFFICE
205
OFFICE
210
OFFICE
200
525
LAB
210
LAB
200

515 & 525 SCIENCE DRIVE

FIRST FLOOR PLAN

0 5 10 20

4
5
6
7
9
515
8
3
2
1
525
LAB
110
LAB
100
OFFICE
100
OFFICE
110

515 & 525 SCIENCE DRIVE

GROUND FLOOR PLAN

0 5 10 20

UNIVERSITY RESEARCH PARK
UNIVERSITY OF WISCONSIN-MADISON

STRANG

9263379_1